                                                                   EXHIBIT 4-C-1
                                                                   -------------

                                                                       EXECUTION



                              HARTMARX CORPORATION

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                       AND PLEDGE AND SECURITY AGREEMENT


     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT (this "Amendment") is dated as of November 21, 2000 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK, BANK OF AMERICA, N.A. and THE FIRST NATIONAL BANK OF CHICAGO as co-agents (collectively, the "Co-Agents") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain (i) Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement) and (ii) Pledge and Security Agreement dated as of March 23, 1994 among Borrower, certain of its Subsidiaries and Managing Agent (the "Pledge and Security Agreement"). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                    RECITALS

     WHEREAS, Borrower has requested that Issuing Lender, Managing Agent and Lenders amend certain provisions of the Credit Agreement to permit a letter of credit to be issued pursuant of the terms of the Credit Agreement to support certain obligations of Borrower under certain Severance Agreements Borrower has entered into with certain of its officers;

     WHEREAS, Borrower, Issuing Lender, Managing Agent and Lenders desire, subject to the terms and conditions set forth herein, to (i) amend the Credit Agreement to permit the issuance of Severance Letters of Credit (as hereinafter defined) pursuant to the Credit Agreement, and (ii) to make certain other amendments to the Credit Agreement and the Pledge and Security Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1  Amendments to Section 1: Definitions
     ------------------------------------

     A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

      ""Severance Agreements" means those severance agreements entered into between Borrower and certain of its officers from time to time substantially the form of Schedule 1.1CH(a) attached hereto; it being
                                -----------------
      understood and agreed that certain modifications of any such Severance
      Agreement from the form attached hereto as Schedule 1.1CH(a) shall be
                                                 -----------------
      subject to Requisite Lender consent as provided in subsection 7.15D."

      ""Severance Letter of Credit" means the Standby Letter of Credit or Standby Letters of Credit substantially in the form of Schedule 1.1CH(b)
                                                             -----------------
      annexed hereto and otherwise satisfactory in form and substance to Issuing Lender and Managing Agent to be issued, subject to the terms and conditions of this Agreement, upon Company's request in accordance with the terms of this Agreement, to support the obligations of Borrower under a Severance Agreement; provided that, notwithstanding anything to the
                             --------
      contrary contained in this Agreement, in no event shall the aggregate stated amount of such Severance Letters of Credit that have been issued and are outstanding and the aggregate amount of all drawings under all Severance Letters of Credit exceed $25,000,000. All Severance Letters of Credit shall be deemed to be financial Standby Letters of Credit."

      B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Change of Control" and substituting therefor the following:

      ""Change of Control" means any of the following events: (i) any person or any two or more persons acting in concert within the meaning of Section 13(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or Persons shall be deemed to have beneficial ownership of all shares that any such Person or Persons has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of equity securities entitled to vote in the election of directors of the Borrower;
      (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or (iii) a "Change in Control" as defined in any of the Severance Agreements. A Change of Control will be deemed to have occurred if an event described in any of the foregoing clauses (i), (ii) or (iii) has occurred, regardless of whether one of the events in any of the other clauses has also occurred."

      C. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Standby Letter of Credit" and substituting therefor the following:

      ""Standby Letter of Credit" means (x) any Existing Letter of Credit, standby letter of credit or similar instrument issued in each case for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry or (y) any Severance Letter of Credit; provided that
                                                             --------
      Standby Letters of Credit may not be issued for the purpose of supporting
      (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

1.2  Amendment to Section 3: Letters of Credit
     -----------------------------------------

     A. Section 3.1A of Credit Agreement is hereby amended by (i) deleting the reference to "or" immediately prior to clause (v); (ii) deleting the reference to "." at the end of clause (v) and substituting "; or" therefor; and (iii) adding the following new clause (vi) at the end thereof as follows:

     "(vi) any Severance Letter of Credit if, after giving effect to such issuance, (a) the aggregate stated amount of all Severance Letters of Credit that have been issued and are outstanding and the aggregate amount of all drawings under all Severance Letters of Credit exceeds $25,000,000 or (b) the Excess Availability would be less than the lesser of (y) $15,000,000 or (z) the aggregate stated amount of all Severance Letters of Credit that have been issued and are outstanding and the aggregate amount of all drawings under all Severance Letters of Credit."

     B. Section 3 of Credit Agreement is hereby amended by adding a new subsection 3.8 at the end thereof as follows:

     "3.8  Severance Letters of Credit.
           ---------------------------

     Each Lender hereby acknowledges and agrees that upon Borrower's request in accordance with the terms of this Agreement and the satisfaction of the conditions set forth in subsection 4.3 (including, without limitation, that on the date of issuance of such Letter of Credit no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the issuance of such Letter of Credit), Issuing Lender may issue a Severance Letter of Credit or Severance Letters of Credit, as the case may be."

1.3  Amendment to Subsection 4.2: Conditions to All Loans
     ----------------------------------------------------

     Subsection 4.2B of Credit Agreement is hereby amended by (i) deleting the reference to "and" immediately prior to clause (vi); (ii) deleting the reference to "." at the end of clause (vi) and substituting "; and" therefor; and (iii) adding a new clause (vii) at the end thereof as follows:
"(vii) In the event that any Severance Letters of Credit have been issued and are outstanding, the making of the Loans shall not cause the Excess Availability to be less than the lesser of (y) $15,000,000 or (z) the aggregate stated amount of all Severance Letters of Credit that have been issued and are outstanding and the aggregate amount of all drawings under all Severance Letters of Credit."

1.4  Amendment to Subsection 4.3: Conditions to Letters of Credit
     ------------------------------------------------------------

     Subsection 4.3 of Credit Agreement is hereby amended by adding a new subsection 4.3C at the end thereof as follows: "C. On the date of issuance of any Severance Letter of Credit, after giving effect to the issuance of such Severance Letter of Credit, no "Imminent Control Change Date" shall have occurred or be continuing under any Severance Agreement and the Excess Availability shall not be less than the lesser of (y) $15,000,000 or (z) the aggregate stated amount of all Severance Letters of Credit that have been issued and are outstanding and the aggregate amount of all drawings under all Severance Letters of Credit."

1.5  Amendment to Subsection 7.15: Amendments of Related Documents; License
     ----------------------------------------------------------------------
Agreements
----------

     Subsection 7.15 of Credit Agreement is hereby amended by adding a new subsection 7.15D at the end thereof as follows: "D. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the definitions of "Imminent Control Change Date" and "Change in Control" as such terms are defined in the Severance Agreements, without, in each case, obtaining the written consent of Requisite Lenders to such amendment."

1.6  Amendment to Section 8: Events of Default
     -----------------------------------------

     Section 8 of the Credit Agreement is hereby amended by deleting clause
(i)(b) of the third to last paragraph in that section and substituting therefor the following: "(b) an amount equal to the maximum amount (provided that, with
                                                           --------
respect to any Severance Letter of Credit, the maximum amount shall be deemed to be 105% of the maximum amount that may at any time be drawn under such Severance Letter of Credit) that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit)".

1.7  Amendment to Schedules to the Credit Agreement
     ----------------------------------------------

     The Schedules to the Credit Agreement are hereby amended by adding (i)
Schedule 1.1CH(a) thereto which is attached hereto as Exhibit A and (ii)
-----------------                                     ---------
Schedule 1.1CH(b) thereto which is attached hereto as Exhibit B.
-----------------                                     ---------

1.8  Amendment to Section 6(c) of the Pledge and Security Agreement
     --------------------------------------------------------------

     Section 6(c) of the Pledge and Security Agreement is hereby amended by adding the following parenthetical after "maximum amount" in the third line of the first sentence: "(provided that, with respect to any Severance Letter of
                      --------
Credit (as defined in the Credit Agreement), the maximum amount shall be deemed to be 105% of the face value of such Severance Letter of Credit)".

SECTION 2.  REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

         (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

         (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

         (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

         (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the Pledge and Security Agreement;

         (e) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

         (f) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of

     Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

SECTION 3.  GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

SECTION 4.  MISCELLANEOUS

4.1  References to and Effect on the Credit Agreement and Other Loan Documents.
     -------------------------------------------------------------------------

     (i) On and after the Effective Date, (x) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby and (y) each reference in the Pledge and Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Pledge and Security Agreement, and each reference in the other Loan Documents to the "Pledge and Security Agreement", "thereunder", "thereof", or words of like import referring to the Pledge and Security Agreement, shall mean and be a reference to the Pledge and Security Agreement as amended hereby;

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2  Fees and Expense.
     ----------------

     Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

4.3  Headings.
     --------

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4  Applicable Law.
     --------------

     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

4.5  Counterparts.
     ------------

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6  Effectiveness.
     -------------

     This Amendment shall become effective (such date being the "Effective Date") upon (i) the execution of a counterpart hereof by Issuing Lender, Managing Agent, the Requisite Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof and (ii) the Administrative Agent receiving the payment in the amount of $50,000 from Borrower for distribution to each Lender in accordance with each Lender's respective Pro Rata Share of the Commitments in the aggregate.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       BORROWER:
                                       HARTMARX CORPORATION

                                       By:
                                          ----------------------------------
                                         Glenn R. Morgan, Executive Vice
                                         President and Chief Financial Officer


                                       GUARANTORS:

                                       HMX SPORTSWEAR, INC. (formerly known as
                                          AMERICAN APPAREL BRANDS, INC.)
                                       ANNISTON SPORTSWEAR CORPORATION
                                       BILTWELL COMPANY, INC.
                                       BRIAR, INC.
                                       C.M. CLOTHING, INC.
                                       C.M. OUTLET CORP.
                                       CHICAGO TROUSER COMPANY, LTD.
                                       COUNTRY MISS, INC.
                                       COUNTRY SUBURBANS, INC.
                                       DIRECT ROUTE MARKETING CORPORATION
                                       E-TOWN SPORTSWEAR CORPORATION
                                       FAIRWOOD-WELLS, INC.
                                       GLENEAGLES, INC.
                                       PUSSER'S OF THE WEST INDIES APPAREL
                                          COMPANY (formerly known as TAG
                                          APPAREL, INC.)
                                       HANDMACHER FASHIONS FACTORY OUTLET,
                                          INC.
                                       HANDMACHER-VOGEL, INC.
                                       HARTMARX INTERNATIONAL, INC.
                                       HART SCHAFFNER & MARX
                                       HART SERVICES, INC.
                                       THOS. HEATH CLOTHES, INC.
                                       TAG LICENSING, INC. (formerly known
                                          as HGA LICENSING, INC.)
                                       HICKEY-FREEMAN CO., INC.
                                       HIGGINS, FRANK & HILL, INC.

                                       NOVAPPAREL, INC. (formerly known as
                                          HMXUS, INC.)
                                       HOOSIER FACTORIES, INCORPORATED
                                       HSM UNIVERSITY, INC.
                                       INTERCONTINENTAL APPAREL, INC.
                                       INTERNATIONAL WOMEN'S APPAREL, INC.
                                       JAYMAR-RUBY, INC.
                                       JRSS, INC.
                                       KUPPENHEIMER MEN'S CLOTHIERS
                                          DADEVILLE, INC.
                                       MEN'S QUALITY BRANDS, INC.
                                       NATIONAL CLOTHING COMPANY, INC.
                                       106 REAL ESTATE CORP.
                                       PLAID CLOTHING COMPANY, INC. (formerly
                                          known as HMX/PBP COMPANY)
                                       RECTOR SPORTSWEAR CORPORATION
                                       ROBERTS INTERNATIONAL CORPORATION
                                       SALHOLD, INC.
                                       SEAFORD CLOTHING CO.
                                       SOCIETY BRAND, LTD.
                                       ROBERT SURREY, INC.
                                       TAILORED TREND, INC.
                                       THORNGATE UNIFORMS, INC.
                                       TRADE FINANCE INTERNATIONAL LIMITED
                                       UNIVERSAL DESIGN GROUP, LTD.
                                       M. WILE & COMPANY, INC.
                                       WINCHESTER CLOTHING COMPANY
                                       YORKE SHIRT CORPORATION


                                       By:____________________________
                                           Glenn R. Morgan
                                           Vice President of each of the
                                                foregoing

                                       LENDERS:
                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       individually, as Managing Agent and as
                                       Collateral Agent


                                       By: __________________________________
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK,
                                       individually, as Co-Agent and as
                                       Issuing Lender for the Letters
                                       of Credit


                                       By:____________________________
                                       Name:
                                       Title:

                                       BANK OF AMERICA, N.A.,
                                       individually and as Co-Agent


                                       By:  _______________________________
                                       Name:
                                       Title:

                                       BANK ONE,
                                       individually and as Co-Agent


                                       By:  _________________________________
                                       Name:
                                       Title:

                                       MANUFACTURERS AND TRADERS TRUST
                                           COMPANY


                                       By:___________________________
                                       Name:
                                       Title:

                                       HARRIS TRUST AND SAVINGS BANK


                                       By:___________________________
                                       Name:
                                       Title:

                                       THE NORTHERN TRUST COMPANY


                                       By:__________________________
                                       Name:
                                       Title:

                EXHIBITS HAVE BEEN OMITTED AND WILL BE FURNISHED
                         TO THE COMMISSION UPON REQUEST